Exhibit 10.78

TERM SHEET The pariies agree to the following settlement terms: • The Board of Directors and current Committees of the Board shall on a going forward basis vote, and otherwise act, in accordance with the Company's by-laws and other governing documents. All meetings shall be called with notice of at least 24 hours, and during business hours if possible, to the Board members and materials provided in advance; • Notwithstar1ding the bullet point above, the Board of Directors will not hire a full-time CEO or CFO before July 11, 2018. During that period, the Board of Directors may continue discussions, negotiations, and interviews with new and existing candidates. The Board shall have an opportunity to review any supporting materials provided by the candidates or an executive search firm. The Board of Directors agree to keep the identities of these candidates and all information regarding these candidates confidential and not disclose outside of the Board of Directors, except with regard to a candidate ultimately hired by the Company; • The Special Transition Committee shall be disbanded; • Except as otherwise set forth herein, Robert Chioini and Tom Klema agree they will not hold themselves out as an officer or representative of the Company or any of its subsidiaries, take any actions directly or indirectly on behalf of the Company or any of its subsidiaries, or in any way interfere with the operation of the Company or any of its subsidiaries; • The 2018 Annual Shareholder Meeting currently scheduled for June 21, 2018, shall be opened, without action, and then adjourned. The Annual Meeting will be held on or before July 20, 2018, with all matters to be voted upon based on proxies already voted and received, and will not be further extended, except as required by law or court order. For clarity, no director candidate would be elected at the 2018 Annual Shareholder Meeting; • The Company will agree to hold a special shareholder meeting within 60 days of the 2018 Annual Meeting for the sole purpose of electing one director to the class which term expires at the 2019 Annual Shareholder Meeting (Class 1). Mr. Chioini will be allowed to run for the Board seat. The parties dispute and reserve their rights regarding whether the Board must nominate Chioini and whether the Board may nominate a competing candidate. All solicitation materials would need to comply with SEC rules; • Patrick Bagley will resign from the Board effective June 21, 2018. The Company will pay his director compensation for an additional 30 days; • Robert Chioini will be deemed to be, for purposes of this order, a member of the Board of Directors from June 21, 2018 until the special meeting discussed above. If Chioini is not elected at that special meeting, he will resign immediately as a member of Board of Directors. Chioini will only be able to act at formal Board of Directors meetings, in discussions with other Board members, or in connection with or preparation for Board meetings necessary to carry out his fiduciary duties. He will receive the Board materials given to other Board members related to Board activities (other than any materials ad_v rsarial to Chioini, Bagley, or Boyd, including work product or attorney-client 7 pnvdege);Lkle.tfta /a:_ Pc .. p rJJW 28023136.2 c/C...

•Notwithstanding anything else in the by-laws, the Chairman of the Board shall have the authority to call all Board of Directors meetings on his own initiative or upon the request of two directors; •The parties agree to enter these terms in the form of a stipulated order in the Oakland County litigation, the current federal whistle blower lawsuit and any other legal action. Upon entry of this as a stipulated order in the federal whistle blower lawsuit, the current Oakland County litigation will be dismissed in its entirety without prejudice; •The parties agree that these tenns are without prejudice to any claims or defenses that they have or may present in the Oakland County litigation, the current federal whistle blower lawsuit and any other legal action; •The parties agree to continue to negotiate in good faith toward a resolution of the overall dispute between the parties (including the roles of Klema, Boyd and Chioini), and to come back to Judge Rosen before July 20, 2018 for a second mediation session. Judge Rosen will attempt to mediate any disputes over the language of this term sheet, and, if unsuccessful, the parties may take the dispute to Judge Michaelson or Judge Potts for resolution; and •This stipulated order supersedes all prior orders in the Oakland County litigation, other than the order that "the legal fees incurred by Patrick Bagley and Ronald Boyd with respect to preparing for and attending the facilitation shall be paid by Plaintiff." - Robert Chioini Thomas Klema gfc.L ) 2 280231 36.2